Exhibit 99.1

News Release

Media contact:

Felicia Browder, 678 579 3111

felicia.browder@mirant.com

Investor Relations contacts:

Mary Ann Arico, 678 579 7553

maryann.arico@mirant.com

Steve Himes, 678 579 3655

steve.himes@mirant.com

Stockholder inquiries:

678 579 7777

November 9, 2007

Mirant Reports Results for Third Quarter 2007 and

Program to Return $4.6 Billion to Stockholders

•                  Net income of $775 million versus net loss of $26 million for the third quarter of  2006

•                  Adjusted EBITDA from continuing operations up 51% to $323 million from $214 million for the third quarter of 2006

•                  $4.6 billion to be returned to stockholders commencing with $1 billion accelerated share repurchase program and $1 billion of open market purchases

ATLANTA — Mirant Corporation (NYSE: MIR) today reported net income of $775 million for the quarter ended September 30, 2007, compared to a net loss of $26 million for the same period in 2006.  Results for 2007 include a $379 million gain related to the Pepco settlement resolving bankruptcy and other claims and $13 million of unrealized mark-to-market gains. Results for 2006 include impairment losses of $396 million related to the U.S. natural gas assets that were sold in 2007 and $120 million related to construction and development costs for the suspended Bowline combined cycle unit and $228 million of unrealized mark-to-market gains. Diluted earnings per share for the third quarter of 2007 were $2.74 per share, compared to a net loss of $0.09 per diluted share for the same period in 2006.

Mirant reported adjusted net income from continuing operations of $323 million for the third quarter of 2007, or diluted earnings per share of $1.14, compared to adjusted net income of $131 million for the same period in 2006, or diluted earnings per share of

$0.44. Adjusted net income from continuing operations excludes unrealized mark-to-market gains and losses, $362 million of the gain in 2007 related to the Pepco settlement, the $120 million impairment in 2006 related to construction and development costs for the suspended Bowline combined cycle unit and other non-recurring items.

Adjusted EBITDA from continuing operations, which excludes unrealized mark-to-market gains and losses, $362 million of the gain related to the Pepco settlement and other non-recurring items, was $323 million for the third quarter of 2007, compared to $214 million for the same period in 2006. Adjusted EBITDA from continuing operations in 2006 excludes unrealized mark-to-market gains and losses, the $120 million impairment loss related to construction and development costs for the suspended Bowline combined cycle unit and other non-recurring items. The period over period increase for the quarter was principally because of higher capacity revenues as a result of the implementation of the RPM capacity market in the Mid-Atlantic during 2007.

Net cash provided by operating activities during the third quarter of 2007 was $318 million.

Year-to-Date

Net income for the first nine months of 2007 was $1.979 billion compared to $540 million for the same period in 2006. Results for 2007 include an after-tax gain of $1.3 billion on the sale of the Philippine business, $383 million of unrealized mark-to-market losses, the $379 million gain related to the Pepco settlement and a $175 million impairment related to the Lovett generating facility. Results for 2006 include $638 million of unrealized mark-to-market gains, the impairment losses of $396 million related to the U.S. natural gas assets that were sold in 2007 and the $120 million related to construction and development costs for the suspended Bowline combined cycle unit. Diluted earnings per share for the first nine months of 2007 were $6.99 per share, compared to $1.77 diluted earnings per share for the same period in 2006.

Mirant reported adjusted net income from continuing operations of $614 million for the first nine months of 2007, or diluted earnings per share of $2.17, compared to adjusted net income of $219 million for the same period in 2006, or diluted earnings per share of $0.72. Adjusted net income from continuing operations excludes unrealized mark-to-market gains and losses, $362 million of the gain in 2007 related to the Pepco settlement, the $175 million impairment related to the Lovett generating facility in 2007, the $120 million impairment loss in 2006 related to construction and development costs for the suspended Bowline combined cycle unit and other non-recurring items.

Adjusted EBITDA from continuing operations, which excludes unrealized mark-to-market gains and losses, $362 million of the gain related to the Pepco settlement, the $175 million impairment related to the Lovett generating facility and other non-recurring items, was $774 million for the first nine months of 2007, compared to $478 million for the same period in 2006. Adjusted EBITDA from continuing operations in 2006 excludes unrealized mark-to-market gains and losses, the $120 million impairment related to construction and development costs for the suspended Bowline combined cycle unit and other non-recurring items. The period over period increase was because of higher capacity revenues as a result of the implementation of the RPM capacity market in the Mid-Atlantic, favorable fuel oil management activities, higher electric energy prices, and lower emission allowance costs.

Net cash provided by operating activities for the first nine months of 2007 was $833 million.

As of September 30, 2007, the company had cash and cash equivalents of $6.325 billion and total outstanding debt of $3.137 billion.  As of September 30, 2007, $946 million in cash and cash equivalents was restricted at Mirant North America and its subsidiaries and is not available for distribution to Mirant.

Return of Cash to Stockholders

Mirant today announced a conclusion to the strategic review process it had announced on April 9, 2007. “After a thorough exploration process, we have determined that the best course of action at this time is to return to our stockholders a total of $4.6 billion in excess cash,” said Edward R. Muller, chairman and chief executive officer. The first stage will consist of an accelerated share repurchase program for $1 billion together with open market purchases for an additional $1 billion. Mirant will determine how best to return additional cash upon completion of the accelerated share repurchase.

Mirant has entered into an accelerated share repurchase agreement with JPMorgan for the repurchase of approximately 24 million shares. Under the terms of the agreement JPMorgan will borrow and deliver to Mirant approximately 24 million shares on November 13, 2007. Upon completion, the accelerated share repurchase is subject to an adjustment based on a volume weighted average price for the Mirant common shares during a period of up to six months, minus a set discount. Under the terms of the agreement, Mirant will have the ability to settle the adjustment in cash or shares.

Guidance

Mirant today is reinitiating Adjusted EBITDA guidance for 2007 and 2008 of $1.0 billion and $907 million, respectively.  Mirant had previously suspended its guidance in April in conjunction with the announcement of its recently completed strategic exploration.  Prior to suspension of guidance, on March 5, 2007, Mirant had provided Adjusted EBITDA guidance of $1.089 billion and $914 million for 2007 and 2008, respectively.

Earnings Call

Mirant is hosting an earnings call today to discuss its third quarter 2007 financial results and outline business priorities. The call will be held from 9:00 a.m. to 10:00 a.m., New York City time. The conference call can be accessed via the investor relations section of the company’s website at www.mirant.com or analysts are invited to listen to the call by dialing 800 289 0572 (International 913 981 5543) and entering pass code 8252428.

Presentation slides for the analyst call have been posted to the company’s website. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will also be available via the investor relations section of the company’s website at www.mirant.com.

A recording of the event will be available for playback on the company’s website beginning today at 12:00 p.m. New York City time. A replay also will be available by dialing 888 203 1112 (International 719 457 0820) and entering the pass code 8252428.

Mirant is a competitive energy company that produces and sells electricity in the United States. Mirant owns or leases approximately 10,300 megawatts of electric generating capacity. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit www.mirant.com

Regulation G Reconciliations

Adjusted Net Income and Adjusted EBITDA

Quarter Ending September 30, 2007

(in millions)

		EPS(1)
Net income	$775	$2.74
Income from discontinued operations	133	0.47
Income from continuing operations	642	2.27
Mark-to-market gains	(13)	(0.05)
Bankruptcy charges and legal contingencies	(1)	(0.00)
Bonus plan for dispositions	8	0.03
Pepco settlement	(362)	(1.28)
Provision for income taxes (valuation allowance adjustment)	49	0.17
Adjusted net income	$323	$1.14

Benefit for income taxes	(10)
Interest, net	(23)
Depreciation and amortization	33
Adjusted EBITDA	$323

(1) Total diluted shares: 283 million

Adjusted net income and adjusted EBITDA are non-GAAP financial measures. Management and some members of the investment community utilize adjusted net income and adjusted EBITDA to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. In evaluating these adjusted measures, the reader should be aware that in the future Mirant may incur expenses similar to the adjustments set forth above.

Adjusted Net Income and Adjusted EBITDA

Year to Date September 30, 2007

(in millions)

		EPS(1)
Net income	$1,979	$6.99
Income from discontinued operations	1,553	5.49
Income from continuing operations	426	1.50
Mark-to-market losses	383	1.35
Gain on sales of assets, net	(23)	(0.08)
Impairment loss	175	0.62
Bankruptcy charges and legal contingencies	25	0.09
Bonus plan for dispositions	22	0.08
Pepco settlement	(362)	(1.28)
Postretirement benefit curtailment	(32)	(0.11)
Adjusted net income	$614	$2.17

Provision for income taxes	9
Interest, net	54
Depreciation and amortization	97
Adjusted EBITDA	$774

(1) Total diluted shares: 283 million

Adjusted net income and adjusted EBITDA are non-GAAP financial measures. Management and some members of the investment community utilize adjusted net income and adjusted EBITDA to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. In evaluating these adjusted measures, the reader should be aware that in the future Mirant may incur expenses similar to the adjustments set forth above.

Adjusted Net Income and Adjusted EBITDA

Quarter Ending September 30, 2006

(in millions)

		EPS(1)
Net income	$(26)	$(0.09)
Loss from discontinued operations	(274)	(0.92)
Income from continuing operations	248	0.83
Mark-to-market gains	(228)	(0.77)
Gain on sales of assets, net	(3)	(0.01)
Impairment losses	120	0.40
Gain on sales of investments, net	(14)	(0.04)
Bankruptcy charges and legal contingencies	8	0.03
Adjusted net income	$131	$0.44

Provision for income taxes	—
Interest, net	48
Depreciation and amortization	35
Adjusted EBITDA	$214

(1) Total diluted shares: 298 million

Adjusted net income and adjusted EBITDA are non-GAAP financial measures. Management and some members of the investment community utilize adjusted net income and adjusted EBITDA to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. In evaluating these adjusted measures, the reader should be aware that in the future Mirant may incur expenses similar to the adjustments set forth above.

Adjusted Net Income and Adjusted EBITDA

Year to Date September 30, 2006

(in millions)

		EPS(1)
Net income	$540	$1.77
Income from discontinued operations	(238)	(0.78)
Income from continuing operations	778	2.55
Mark-to-market gains	(638)	(2.09)
Gain on sales of assets, net	(49)	(0.16)
Impairment losses	120	0.40
Gain on sales of investments, net	(17)	(0.06)
Bankruptcy charges and legal contingencies	25	0.08
Adjusted net income	$219	$0.72

Provision for income taxes	2
Interest, net	154
Depreciation and amortization	103
Adjusted EBITDA	$478

(1) Total diluted shares: 305 million

Adjusted net income and adjusted EBITDA are non-GAAP financial measures. Management and some members of the investment community utilize adjusted net income and adjusted EBITDA to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. In evaluating these adjusted measures, the reader should be aware that in the future Mirant may incur expenses similar to the adjustments set forth above.

Current Expected Cash Flow from Operations to Pro Forma Adjusted EBITDA Guidance

For the years ending December 31, 2007 and 2008

	Year Ending	Year Ending
(in millions)	December 31, 2007	December 31, 2008
Net cash provided by operating activities of continuing operations	$984	$769
Bankruptcy payments	34	—
Adjusted cash flow from operations	$1,018	$769
Interest, net	50	65
Income taxes paid	2	35
Working capital and other changes	(70)	38
Adjusted EBITDA	$1,000	$907

Current Pro Forma Adjusted EBITDA Guidance to Pro Forma Realized Gross Margin

For the years ending December 31, 2007 and 2008

	Year Ending	Year Ending
(in millions)	December 31, 2007	December 31, 2008
Adjusted EBITDA	$1,000	$907
Operating expenses and other expenses	676	693
Realized gross margin	$1,676	$1,600

Adjusted EBITDA, realized gross margin and adjusted cash flow from operations are non-GAAP financial measures. Management and some members of the investment community utilize adjusted EBITDA, realized gross margin and adjusted cash flow from operations to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Previous Expected Cash Flow from Operations to Pro Forma Adjusted EBITDA Guidance

For the years ending December 31, 2007 and 2008

	Year Ending	Year Ending
(in millions)	December 31, 2007	December 31, 2008
Net cash provided by operating activities of continuing operations	$930	$699
Bankruptcy payments	—	—
Adjusted cash flow from operations	$930	$699
Interest, net	178	179
Income taxes paid	25	11
Working capital and other changes	(44)	25
Adjusted EBITDA	$1,089	$914

Previous Pro Forma Adjusted EBITDA Guidance to Pro Forma Realized Gross Margin

For the years ending December 31, 2007 and 2008

	Year Ending	Year Ending
(in millions)	December 31, 2007	December 31, 2008
Adjusted EBITDA	$1,089	$914
Operating expenses and other expenses	696	712
Realized gross margin	$1,785	$1,626

Adjusted EBITDA, realized gross margin and adjusted cash flow from operations are non-GAAP financial measures. Management and some members of the investment community utilize adjusted EBITDA, realized gross margin and adjusted cash flow from operations to measure financial performance on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Cautionary Language Regarding Forward-Looking Statements

Some of the statements included herein involve forward-looking information.  Mirant cautions that these statements involve known and unknown risks and that there can be no assurance that such results will occur.  There are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to, legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the industry of generating, transmitting and distributing electricity (the “electricity industry”); changes in state, federal and other regulations affecting the electricity industry (including rate and other regulations); changes in, or changes in the application of, environmental and other laws and regulations to which Mirant and its subsidiaries and affiliates are or could become subject; the failure of Mirant’s assets to perform as expected, including outages for unscheduled maintenance or repair; changes in market conditions, including developments in the supply, demand, volume and pricing of electricity  and other commodities in the energy markets, or the extent and timing of the entry of additional competition in Mirant’s markets or those  of its subsidiaries and affiliates; increased margin requirements, market volatility or other market conditions that could increase Mirant’s obligations to post collateral beyond amounts which are expected; Mirant’s inability to access effectively the over-the-counter and exchange-based commodity markets or changes in commodity market liquidity or other commodity market conditions, which may affect Mirant’s ability to engage in asset management and proprietary trading activities as expected, or result in material extraordinary gains or losses from open positions  in fuel oil or other commodities; deterioration in the financial condition of Mirant’s counterparties and the resulting failure to pay amounts owed to Mirant or to perform obligations due to Mirant beyond collateral posted; hazards customary to the power generation industry and the possibility that Mirant may not have adequate insurance to cover losses as a result of such hazards; price mitigation strategies employed by ISOs or RTOs that reduce Mirant’s revenue and may result in a failure to compensate Mirant’s generation units adequately for all their costs; changes in the rules used to calculate capacity and energy payments in the markets in which Mirant operates; volatility in Mirant’s gross margin as a result of Mirant’s accounting for derivative financial instruments used in its asset management activities and volatility in its cash flow from operations resulting from working capital requirements, including collateral, to support its asset management and proprietary trading activities; Mirant’s inability to enter into intermediate and long-term contracts to sell power and procure fuel, including its transportation, on terms and prices acceptable to it; the inability of Mirant’s operating subsidiaries to generate sufficient cash flow to support its operations; Mirant’s ability to borrow additional funds and access capital markets; strikes, union activity or labor unrest; weather and other natural phenomena, including hurricanes and earthquakes; the cost and availability of emissions allowances; Mirant’s ability to obtain adequate supply and delivery of fuel for its facilities; curtailment of operations due to transmission constraints; environmental regulations that restrict Mirant’s ability or render it uneconomic to operate its business, including regulations related to the emission of carbon dioxide and other greenhouse gases; Mirant’s inability to complete construction of emissions reduction equipment by January 2010 to meet the requirements of the Maryland Healthy Air Act, which may result in reduced unit operations and reduced cash flows and revenues from operations;  war, terrorist activities or the occurrence of a catastrophic loss; Mirant’s substantial consolidated indebtedness and the possibility that Mirant or its subsidiaries may incur additional indebtedness in the future; restrictions on the ability of Mirant’s subsidiaries to pay dividends, make distributions or otherwise transfer funds to Mirant, including restrictions on Mirant North America contained in its financing agreements and restrictions on Mirant Mid-Atlantic contained in its leveraged lease documents, which may affect Mirant’s ability to access the cash flow of those subsidiaries to make debt service and other payments; and, the disposition of the pending litigation described in Mirant’s Form 10-Q for the quarter ended September 30, 2007, filed with the Securities and Exchange Commission.

Mirant undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise. The foregoing review of factors that could cause Mirant’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Mirant’s future results included in Mirant’s filings with the Securities and Exchange Commission at www.sec.gov.